CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 under the Securities Act of 1933 to the registration statement on Form N-1A of Excelsior Institutional Trust (the "Registration Statement") (File Nos. 33-78264, 811-8490) of our report dated July 12, 1995, relating to the financial statements of the Equity Market Portfolio, Bond Market Portfolio, Small Cap Portfolio, Balanced Portfolio, Equity Growth Portfolio, Value Equity Income Portfolio, Equity Portfolio, Income Portfolio, Total Return Bond Portfolio, and International Equity Portfolio (series of the St. James Portfolios), appearing in the May 31, 1995 Annual Report to Shareholders of Excelsior Institutional Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants or Auditors" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
September 29, 1995